UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 15, 2021

CBL & ASSOCIATES PROPERTIES, INC.

CBL & ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
Delaware	333-182515-01	62-1542285
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421-6000

(Address of principal executive office, including zip code)

423-855-0001

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CBLAQ	*
7.375% Series D Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLDQ	*
6.625% Series E Cumulative Redeemable Preferred Stock, $0.01 par value (represented by depositary shares each representing a 1/10th fractional share)	CBLEQ	*

*On November 2, 2020, the NYSE announced that (i) it had suspended trading in the Company’s stock and (ii) it had determined to commence proceedings to delist the Company’s common stock, as well as the depositary shares each representing a 1/10th fractional share of the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”) and the depositary shares each representing a 1/10th fractional share of the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock (“Series E Preferred Stock”), due to such securities no longer being suitable for listing based on “abnormally low” trading price levels, pursuant to Section 802.01D of the NYSE Listed Company Manual. Since November 3, 2020, the Company’s common stock and such depositary shares are currently trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the respective trading symbols listed in the preceding table.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)  Pursuant to the recommendation of the Company’s management and effective October 15, 2021, the Board of Directors of CBL & Associates Properties, Inc. (the “Company”) has appointed Jonathan Heller to the Board as an additional director of the Company.  Mr. Heller has not been appointed to any Committees of the Board of Directors at this time.

Mr. Heller is a Partner who oversees the New York office at Canyon Partners and is a member of the firm’s Investment Committee.  He is responsible for the firm’s investments in companies in a wide range of industries, including REITs, Retail, Financial Institutions, Technology and Consumer.  He has significant experience in various asset classes including stressed and distressed corporate debt, real estate securities, equities, municipal fixed income and structured products.

Mr. Heller agreed with the Company’s Board of Directors that he shall not receive any compensation for his service as a member of the Board of Directors for the period from the effective date of his appointment to the Board through the date of the Company’s emergence from reorganization under the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (With Technical Modifications) (the “Plan”), approved pursuant to a Bankruptcy Court Order dated August 11, 2021, all as described in the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2021.  Capitalized terms used but not defined in this report shall have the meanings ascribed to them in the Plan, which is filed as an exhibit to the Company’s August 12 Form 8-K.

Apart from such agreements, there are no arrangements or understandings between Mr. Heller and any other persons pursuant to which he was selected as director.

Certain funds and accounts advised by Canyon Capital Partners (the “Canyon Funds”) are Consenting Crossholders.  The Canyon Funds hold or are deemed to beneficially own in excess of 20% of the aggregate principal amount of CBL & Associates Limited Partnership’s 5.25% senior unsecured notes due 2023, 4.60% senior unsecured notes due 2024 and 5.95% senior unsecured notes due 2026 and serve as a lender under the Company’s Credit Agreement, dated as of January 30, 2019.  As Consenting Crossholders, the Canyon Funds, on account of such holder’s Allowed Consenting Crossholder Claim(s), will receive their Pro Rata share of the Consenting Crossholder Claims Recovery Pool; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim will be entitled to make the Convertible Notes Election.

As Partner of Canyon Partners (together with its affiliates, “Canyon”), Mr. Heller has an indirect interest in the above-described transaction, which could be deemed to be material as contemplated by Item 404(a) of SEC Regulation S-K.  More specifically, Mr. Heller has made an investment (indirectly, through his partnership interest in Canyon) in certain of the Canyon Funds whose portfolios include an investment in the Company.  Further, as a Partner of Canyon, Mr. Heller receives a portion of amounts received by Canyon related to the management and increase in value of certain of the Canyon Funds whose portfolios include an investment in the Company.  In connection with his election as director, the Company expects to enter into customary indemnification agreements with Mr. Heller substantially identical to the Company’s indemnification agreements with each of its other independent directors.

ITEM 7.01 Regulation FD Disclosure

On October 15, 2021, the Company issued a press release announcing Mr. Heller’s appointment, a copy of which is furnished hereto as Exhibit 99.1 to this report.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release issued October 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

CBL & ASSOCIATES LIMITED PARTNERSHIP

By: CBL HOLDINGS I, INC., its general partner

/s/ Farzana Khaleel
Farzana Khaleel
Executive Vice President -
Chief Financial Officer and Treasurer

Date: October 15, 2021